Exhibit 99.1

Cellegy and Adamis Stockholders
Approve Merger Transaction and Related Proposals

Reverse Split Ratio of Outstanding Cellegy Common Stock
Expected to be Approximately 1: 9.944932

Boyertown, PA – March 24, 2009 – Cellegy Pharmaceuticals, Inc. (OTC BB: CLGY.OB) today announced that the stockholders of both Cellegy and Adamis Pharmaceuticals Corporation approved the previously announced merger of the two companies at stockholder meetings held on March 23, 2009.  The transaction, which is subject to customary closing conditions, is expected to close on or about April 1, 2009.

At the Cellegy meeting, the stockholders also approved several proposals related to the merger transaction, including amendments to Cellegy’s charter to increase the number of authorized shares of common stock to 175,000,000 shares and of preferred stock to 10,000,000 shares, to change the name of the company to “Adamis Pharmaceuticals Corporation” following the closing of the merger, and to effect a reverse split of the outstanding Cellegy common stock immediately before the closing of the merger.

The ratio of the Cellegy reverse split is expected to be approximately 1:9.929060.  As a result, every approximately 9.929060 shares of Cellegy common stock will be combined into one share of post-reverse split common stock, and the outstanding shares of Cellegy common stock will be converted into 3,000,000 post-reverse split shares.  Approximately 42,978,000 post-reverse split shares of common stock are expected to be issued to the former holders of outstanding Adamis shares.  The Cellegy common stock will continue to trade on a pre-reverse split basis until the reverse split is approved by the Financial Industry Regulatory Authority (FINRA) and reflected on the OTC Bulletin Board, which is expected to occur shortly after the closing of the merger.

About Cellegy

Cellegy Pharmaceuticals is a specialty biopharmaceutical company.  Cellegy has intellectual property relating to a portfolio of proprietary product candidates known as microbicides, including Savvy® (C31G vaginal gel), a microbicide gel product for contraception.  Savvy was the subject of a Phase 3 clinical study in the United States for contraception.  That study has been completed, and the analysis of the results is expected to be completed by the end of the second quarter of 2009.

About Adamis

Adamis Pharmaceuticals is composed of two wholly owned subsidiaries, Adamis Labs and Adamis Viral Therapies.  Adamis Labs is a commercial stage specialty pharmaceutical company targeting high-prescribing physicians in the allergy, respiratory, and pediatric medicine market segments.  To complement and add to the sales efforts of Adamis Labs, Adamis Viral Therapies is focused on the development of patented, highly-valued proprietary vaccine technology that Adamis believes has the potential to prevent or treat infections such as influenza or chronic hepatitis.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology.  Any statements in this press release regarding the merger transaction, Cellegy’s business and technology, and Adamis’ business, technology, products or potential products that are not historical facts may be considered “forward-looking statements,” including statements regarding the acquisition, its expected benefits, and the acquisition’s anticipated timing.  The company has based these forward-looking statements on management’s current preliminary expectations, assumptions, estimates and projections.  While the company believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  You should also review the company’s discussion of risk factors and other disclosures in Cellegy’s Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission, including the registration statement on Form S-4 filed by Cellegy with the SEC relating to the merger transaction.  Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made.  The company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Cellegy Pharmaceuticals, Inc.:
Richard C. Williams	Robert J. Caso
Chairman and Interim CEO	Vice President, Finance & CFO
(215) 914-0900 Ext. 603
rcaso@biosyn-inc.com